CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this 3rd amended Registration Statement on Form S-11, of our report dated October 12, 2011, of Medical Hospitality Group, Inc (a development stage company) relating to our review of the financial statements as of June 30, 2011 and for the period from January 18, 2011 (Inception) to June 30, 2011, and to the reference to our firm under caption “Experts” in this amended Registration Statement.

/s/ Chapman, Hext & Co., P.C.

Richardson, Texas

October 12, 2011